Written Consent to Action of
                              Board of Directors of
                        ResourceNet Communications, Inc.



             The undersigned, being a majority of the Directors of ResourceNet Communications, Inc., a California corporation (the "Corporation"), hereby consent to and take the following actions without a meeting as provided for by the Bylaws of the Corporation. These actions shall become effective as of June 4, 1997, upon the execution of this consent by a majority of the signatories hereto. This Written Consent may be executed in multiple original or facsimile counterparts, all of which together shall constitute one original.

                  WHEREAS, the Corporation (under its prior name of AdsOnly Group, Inc.), previously obtained approval from the United States Securities and Exchange Commission (the "SEC") of a Registration Statement on Form SB-2 (the "Registration Statement"); and

                  WHEREAS, the effective date of the Registration Statement was June 26, 1996, and the Registration is effective for one year from such effective date; and

                  WHEREAS, the Corporation has filed an amendment application with the SEC to effect changes in the Registration Statement resulting from the Corporation's name change and other matters; and

                  WHEREAS, the Corporation desires to extend the effective date of the Registration Statement, as amended

                  RESOLVED,   that  the   effectiveness   of  the   Registration
         Statement, as amended, shall be extended for one additional year from June 26, 1997; and

                  RESOLVED  FURTHER,  that  the  appropriate  officers  of  this
         Corporation are authorized and directed to take any all acts and execute and deliver any and all applications and other documents as may be required by the SEC or otherwise in order to extend the effectiveness of the Registration Statement as set forth above.

                  WHEREFORE, the directors have executed the foregoing consent as of the 4th day of June, 1997.







/s/PER BARNES                                           /s/DAVID BAKER


/s/MICHAEL HINSHAW                                      /s/HENRY CORONA